Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated 7 June 2022, except for the change in composition of reportable segments discussed in Note A1 to the consolidated financial statements, as to which the date is 19 August 2022, with respect to the consolidated financial statements of Rentokil Initial plc, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

London, United Kingdom

2 September 2022